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                                   PROSPECTUS

                        MCCORMICK & COMPANY, INCORPORATED


                           COMMON STOCK 250,000 SHARES
                     COMMON STOCK NON-VOTING 750,000 SHARES


                       INVESTOR SERVICES PLAN, AS AMENDED

         McCormick & Company, Incorporated (the "Company") hereby offers participation in its Investor Services Plan, as amended (the "Plan"). This prospectus replaces the previous prospectus dated June 15, 1998 regarding the Investor Services Plan. The Plan retains the benefits of the existing Investor Services Plan and adds additional features that are described below. Shareowners of record who are currently participating in the Company's existing Investor Services Plan will automatically become participants in the Plan without any further action on their part.

         If you do not currently own shares of McCormick stock, you may purchase shares of Common Stock Non-Voting by investing a minimum of $250, subject to Plan limitations. Once you become a participant in the Plan, you may purchase additional shares of the same class or classes of the Company's common stock as may be owned by you by reinvesting your dividends or making cash payments.

         If you are a current shareowner of Common Stock Non-Voting or Common Stock, you may participate in the Plan by completing a Plan Authorization Form. If you are a beneficial owner of shares held by a broker or other custodial institution for your account, you are not eligible to participate in the Plan until you become a shareowner of record by either withdrawing the shares from your brokerage account and registering the shares in your own name or by enrolling in the Plan the same way as a new shareowner.

         The shares issued under the Plan may be new issue shares or open market purchases. The price of new issue shares is the average of the high and low price carried out to four decimal places, of the Common Stock Non-Voting, as reported by the New York Stock Exchange (the "NYSE") on the applicable investment date or, if the NYSE is closed on the investment date, on the next business day the NYSE is open. The price of shares of Common Stock Non-Voting and Common Stock purchased on the open market or in negotiated transactions is the weighted average price of the shares of Common Stock Non-Voting actually purchased for the applicable investment date.

         A number of changes have been made to the existing Investor Services Plan and accordingly, all current and prospective participants are encouraged to read this Prospectus in its entirety. Among other things, the administrator of the Plan has changed to Wells Fargo Bank Minnesota, N.A., and shares will be purchased weekly. These changes and others are described throughout this Prospectus.

         Shares of Common Stock Non-Voting offered under the Plan to persons who are not currently shareowners of McCormick & Company, Incorporated are offered through Wells Fargo Investments, LLC, a registered broker/dealer.

         PLEASE READ THIS PROSPECTUS CAREFULLY BEFORE INVESTING AND RETAIN IT FOR YOUR FUTURE REFERENCE.

         NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THESE SECURITIES OR PASSED UPON THE ACCURACY OR ADEQUACY OF THE PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                 THE DATE OF THIS PROSPECTUS IS DECEMBER 1, 2001

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                                TABLE OF CONTENTS




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                                                                PAGE
                                                                -----
Purpose .....................................................     1
Features ....................................................     1
Considerations ..............................................     1
Administration ..............................................     2
Plan Forms ..................................................     2
Eligibility .................................................     3
Enrollment and Participation ................................     3
Dividend Reinvestment .......................................     3
Reinvestment Options ........................................     3
Cash Investments ............................................     4
Purchase of Shares ..........................................     5
Investment Dates ............................................     6
Brokerage Commission, Service Fees and Other Costs ..........     6
Account Statements ..........................................     6
Share Certificates ..........................................     7
Telephone Transactions ......................................     7
Share Safekeeping ...........................................     7
Share Transfers Within Plan .................................     8
Sale of Shares ..............................................     8
Termination .................................................     8
Other Information ...........................................     9
Federal Income Tax Information ..............................    10
Federal Income Tax Consequences .............................    11
Dividends Subject to Withholding ............................    11
Use of Proceeds .............................................    11
Governing Law ...............................................    11
Legal Opinion ...............................................    12
Experts .....................................................    12
Available Information .......................................    12
Documents Incorporated by Reference .........................    13
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                                     PURPOSE

         The Plan provides individuals who enroll ("Participants") with a convenient and affordable method of systematically increasing their ownership interest in the Company through purchases of Common Stock Non-Voting
("Non-Voting Stock") or Common Stock ("Voting Stock") depending on the class of stock you own (the term "Stock" shall refer to both classes of the Company's stock). You may also reinvest your cash dividends in additional shares of the class of stock you own.


                               SUMMARY OF FEATURES

         OPEN TO NEW SHAREOWNERS -- If you do not currently own shares of Stock, you may become a Participant in the Plan through a purchase of Non-Voting Stock by paying an account set-up fee of $10 and making an initial investment of at least $250.

         OPTIONAL CASH INVESTMENTS -- You may make optional cash investments in the class of Stock you own, a minimum of $50 per investment up to the limits set forth on the Plan forms. Optional cash investments may be made by automatic monthly electronic funds transfer or by check or money order at weekly or less frequent intervals, as you desire.

         AUTOMATIC REINVESTMENT OF DIVIDENDS -- Cash dividends paid on all or a specified percentage of shares of Stock may be automatically reinvested in additional shares of the class of Stock you own.

         FULL INVESTMENT OF PLAN FUNDS -- Funds invested in the Plan are fully invested through the purchase of fractional shares, as well as full shares. Cash dividends on fractional shares may be reinvested in additional shares of the class of Stock you own.

         TELEPHONE TRANSACTIONS -- You may establish telephone privileges for your Plan account, enabling you to execute certain Plan orders by phone.

         SHARE SAFEKEEPING -- You may deposit for safekeeping certificates representing shares of Stock, whether or not the shares were issued under the Plan, at no cost to you.

         ACCOUNT STATEMENTS -- Account statements detailing your Plan activities are mailed to you following each Plan transaction.


                                 CONSIDERATIONS

         You should consider the following prior to participating in the Plan:

         BROKERAGE COMMISSION -- Participants pay a brokerage commission of $.05 for each share of Stock purchased for their Plan account in open market transactions. The Company expects that generally all Plan purchases will be effected in open market transactions. Participants pay a brokerage commission of $.10 for each share sold through the Plan.

         SERVICE FEES -- You will pay a service fee of $10 in conjunction with each sale of Plan shares.

         INVESTMENT TIMING/PRICE RISKS -- Shares are purchased and sold for the Plan on specified dates or during specified periods. As a result, you do not have any control over the price at which shares are purchased or sold


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for your account, and you may pay a higher purchase price or receive a lower sales price than if you had purchased or sold the shares, as the case may be, outside of the Plan. You bear the risk of fluctuations in the price of Stock.

         NO INTEREST PAID PENDING INVESTMENT -- No interest is paid on optional cash investments pending investment in Stock.


                                 ADMINISTRATION

         As of the date of this prospectus, administration of the Plan is handled by Wells Fargo Shareowner Services, a division of Wells Fargo Bank
Minnesota, N.A. (the "Plan Administrator"). The Plan Administrator is responsible for receiving initial and optional cash investments from Participants, forwarding funds received from or on behalf of Participants to a registered broker/dealer for purchases of Stock, issuing statements to Participants of their Plan account activities and performing certain other administrative duties related to the Plan. Participants may contact the Plan
Administrator by writing to:

   McCormick & Company, Inc.
   c /o Wells Fargo Shareowner Services
   P.O. Box 64863
   St. Paul, MN 55164-0863

or by telephoning the Plan Administrator toll free at (800) 468-9716 between 7:00 a.m. and 7:00 p.m., Central Time, on any business day. Written communications may also be sent to the Plan Administrator by facsimile at (651)
552-6999. E-mail contact may be made through the Plan Administrator's website:
http://www.wellsfargo.com/com/shareowner_services.

         The Plan Administrator is responsible for purchasing and selling shares of Stock for Participants' Plan accounts, including the selection of the broker or dealer through which Plan purchases and sales are made. The Company has no control over the times or prices at which the Plan Administrator effects transactions on the open market or the selection of the broker or dealer used by the Plan Administrator.


                                   PLAN FORMS

         PLAN AUTHORIZATION FORM -- A Plan Authorization Form is used to enroll in the Plan and, at the time of enrollment, authorize electronic funds transfers and telephone transaction privileges. A Plan Authorization Form is enclosed with this Prospectus.

         PLAN TRANSACTION FORM -- A Plan Transaction Form is used to make optional cash investments, sell Plan shares, deposit share certificates and terminate participation in the Plan. A Plan Transaction Form is attached to each account statement mailed to Participants.

         PLAN ELECTION FORM -- A Plan Election Form is used to change or establish electronic funds transfer after enrollment, change record address, make or change dividend reinvestment elections and establish telephone transaction privileges.

         You may obtain additional Plan forms by contacting the Plan
Administrator.


                                        2

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                                   ELIGIBILITY

         Any person or entity, whether or not currently a registered owner of Stock, may participate in the Plan by enrolling in accordance with the procedures described in the "Enrollment and Participation" section below. The
Company reserves the right to deny, modify, suspend or terminate participation by any person or entity.



                          ENROLLMENT AND PARTICIPATION

         You may enroll in the Plan at any time by completing a Plan
Authorization Form and returning it to the Plan Administrator at the address on the form.

         CURRENT SHAREOWNERS -- If you currently reinvest your dividends on McCormick shares held in your name, you are already enrolled in the Plan. Other current shareowners must complete a Plan Authorization Form to participate in the Plan. If you are a beneficial owner of Stock whose only shares are held in a name other than your own (e.g. held by brokers, trustees or bank nominees), you must either (a) become a shareowner of record by having shares registered in your name, or (b) become a shareowner of record by enrolling in the Plan in the same manner as a new shareowner.

         NEW SHAREOWNERS -- If you are not a registered owner of Stock, you must complete a Plan Authorization Form and pay a one-time account set-up fee of $10.
You must also make an initial cash investment of $250 to purchase Non-Voting
Stock and become a Participant.



                              DIVIDEND REINVESTMENT

         As described below, by participating in the Plan, you may elect to have all or a percentage of the cash dividends paid on your shares of Stock automatically reinvested in the class of Stock you own on the dividend payment date. THE PAYMENT OF DIVIDENDS ON STOCK IS AT THE DISCRETION OF THE BOARD OF
DIRECTORS OF MCCORMICK & COMPANY, INC.



                              REINVESTMENT OPTIONS

         FULL DIVIDEND REINVESTMENT -- If you elect the "Full Dividend
Reinvestment" option on your Plan Authorization Form or Plan Election Form, the
Plan Administrator will reinvest in additional shares of the class of Stock you own, all cash dividends paid on all shares of Stock then or subsequently held in your name and on all shares of Stock then or subsequently held in your Plan account, including fractional shares and shares purchased with optional cash investments made under the Plan.

         PARTIAL DIVIDEND REINVESTMENT -- If you elect the "Partial Dividend
Reinvestment" option on your Plan Authorization Form or Plan Election Form, you must select the percentage, in increments of 10%, of your dividends to be reinvested. The Plan Administrator will reinvest in additional shares of the class of Stock you own, that percentage of dividends paid on all shares of Stock then or subsequently held in your name and on all shares of Stock then or subsequently held in your Plan account, including fractional shares and shares purchased with optional cash investments made under the Plan.


                                        3


         NO DIVIDEND REINVESTMENT -- If you elect the "No Dividend Reinvestment" option, you will continue to receive, by check or direct deposit, cash dividends paid on shares of Stock held in your name.

         DIVIDEND PAYMENT DATES -- If the Plan Administrator receives your Plan Authorization Form or Plan Election Form on or before the record date for a particular dividend, dividend reinvestment will begin with respect to dividends paid on the next dividend payment date. If the Plan Administrator receives your Plan Authorization Form or Plan Election Form after the record date, dividend reinvestment will not begin until the dividend payment date following the next record date. Dividend record dates are usually the end of March, June, September and December. Dividends on Stock have historically been paid at the end of January, and the middle of April, July, and October.



                                CASH INVESTMENTS

         INITIAL CASH INVESTMENT -- If you are not a registered owner of Stock, you must include an initial cash investment of at least $250 with your completed Plan Authorization Form to become a Participant. You must also pay a one-time account set-up fee of $10. (See "Enrollment and Participation" above.) Initial cash investments and payment of the account set-up fee must be made by check or money order payable to "Wells Fargo Shareowner Services" in U.S. funds.

         OPTIONAL CASH INVESTMENTS -- Participants may make optional cash investments at any time for the class of Stock then owned by personal check, money order or electronic funds transfer from a designated U.S. bank account. Participants may vary their optional cash investment from a minimum of $50 per investment for Non-Voting Stock or Voting Stock up to the maximums specified on the Plan forms. Initial cash investments are included in the month in which they are made for purposes of determining whether the maximum has been reached.


         CHECK OR MONEY ORDER -- Optional cash investments made by check or money order must be accompanied by a completed Plan Authorization Form or Plan Transaction Form and received by the Plan Administrator no later than two business days prior to an investment date for an initial cash investment and one business day prior to an investment date for optional cash investments, to be invested on that investment date; otherwise, optional cash investments are held by the Plan Administrator for investment on the next investment date. Optional cash investments made by check or money order should be payable to "Wells Fargo Shareowner Services" in U.S. funds.

         ELECTRONIC FUNDS TRANSFER -- In addition to making optional cash investments by check or money order, Participants may authorize automatic monthly electronic funds transfers from designated bank accounts. Participants' bank accounts are debited on the 25th day of each month or, if that day is not a business day, the next business day after the 25th. The funds will be invested on the next investment date that is at least three business days after the day your account is debited. Participants do not receive any confirmation of the transfer of funds other than as reflected in their Plan account statement and in their bank account statement.

         To authorize electronic funds transfers, complete and sign the "Automatic Cash Withdrawal and Investment" section of the Plan Authorization Form or Plan Election Form and return it to the Plan Administrator at the address on the form together with a voided blank check or deposit slip for the account

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from which funds are to be transferred. Your automatic funds transfers will begin as soon as practicable after the Plan Administrator receives the form. You may change the amount of your monthly transfer or terminate your monthly transfer altogether by completing a Plan Election Form and returning it to the Plan Administrator or by contacting the Plan Administrator toll free at (800) 468-9716. To be effective with respect to a particular investment date, the Plan Administrator must receive your change or termination request at least fifteen business days prior to the investment date.

         REFUNDS OF INITIAL CASH INVESTMENTS AND OPTIONAL CASH INVESTMENTS -- Upon written request, the Plan Administrator will refund your initial cash investment or any optional cash investment, provided your request is received by the Plan Administrator at least two business days prior to the next investment date which follows the receipt of the initial cash investment and/or optional cash investments.


         NO INTEREST IS PAID ON FUNDS HELD BY THE PLAN ADMINISTRATOR PENDING THEIR INVESTMENT IN STOCK AND THEY DO NOT EARN DIVIDENDS PRIOR TO THEIR INVESTMENT. ALL OPTIONAL CASH INVESTMENTS, INCLUDING THE INITIAL CASH INVESTMENT, ARE SUBJECT TO COLLECTION BY THE PLAN ADMINISTRATOR OF FULL FACE VALUE IN U.S. FUNDS.




                               PURCHASE OF SHARES

         SOURCE OF SHARES -- Stock purchased by Participants under the Plan are either new issue shares or shares purchased on the open market. All shares of Stock in the Plan are registered under the Securities Act of 1933. In open market transactions, the Plan Administrator purchases shares as soon as practicable (but in no event more than 5 business days) after the applicable investment date, subject to any waiting periods required under applicable securities laws or stock exchange regulations. The Company determines the source or sources of shares used to fulfill Plan requirements and, subject to certain regulatory restrictions of the frequency with which it can change its determination, may change such determination from time to time without notice to Plan Participants.

         PRICE OF SHARES -- The price per share of newly issued shares of Stock purchased from the Company is the average of the high and low price, carried out to four decimal places, of the Non-Voting Stock (as reported by the NYSE) on the applicable investment date or, if the NYSE is closed on the investment date, on the next business day the NYSE is open. The price of shares of Stock purchased on the open market or in negotiated transactions is the weighted average price of Non-Voting Stock at which the shares are actually purchased on the applicable investment date. All purchases will be made within 5 business days of an investment date. The Plan Administrator may in its discretion commingle Participants' funds for the purpose of effecting purchase orders and may offset purchase and sale orders to arrive at a net purchase or sale order. Because the prices at which shares are purchased under the Plan are determined as of specified dates or as of dates otherwise beyond the control of Participants, Participants may lose any advantage otherwise available from being able to select the timing of their investment.

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                                INVESTMENT DATES

         DIVIDEND REINVESTMENT -- Cash dividends are expected to be reinvested on the applicable dividend payment date or, if the dividend payment date is not a business day, the next business day following the dividend payment date.

         OPTIONAL CASH INVESTMENTS -- Optional cash investments are expected to be made on a weekly basis on (a) Tuesday or, if Tuesday is not a business day, the next business day following Tuesday or (b) in any week in which a cash dividend is paid, the dividend payment date or, if the dividend payment date is not a business day, the next business day following the dividend payment date.




              BROKERAGE COMMISSIONS, SERVICE FEES AND OTHER COSTS

         ACCOUNT SET-UP -- If you are not a registered owner of Stock, you will be charged a one-time account set-up fee of $10. The fee must be paid by check or money order and is due at the time of enrollment. The fee is in addition to the minimum initial cash investment and applies even if you authorize electronic funds transfer investments.

         BROKERAGE COMMISSION -- You will pay a brokerage commission of $.05 for each share of Stock purchased and $.10 for each share sold from your Plan account in open market transactions, even if a purchase or sale order is used to offset another Plan order. Brokerage commissions payable with respect to Plan purchases will be deducted from the amount invested on your behalf. Brokerage commissions payable with respect to Plan sales will be deducted from the proceeds payable to you.

         SERVICE FEES -- You will pay a service fee of $10 in connection with each sale of Plan shares. The service fee is in addition to brokerage commissions and is deducted from the proceeds payable to you.

         COMMISSIONS AND FEES SUBJECT TO CHANGE -- The Company may change from time to time the amount of commissions and fees charged to Participants.




                               ACCOUNT STATEMENTS


         The Plan Administrator maintains an account for each Participant and sends account statements to each Participant as soon as practicable after each quarterly dividend reinvestment and each weekly optional cash investment and after any transfer, sale or withdrawal of Plan shares. The account statements provide Participants with a record of their purchases and sales and should be retained for tax purposes. If you elect the "No Dividend Reinvestment" option, you will receive a statement only when there is a change in the number of shares held for you by the Plan.

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                               SHARE CERTIFICATES

         Plan purchases are credited to each Participant's account and shown on the Participant's account statement. Participants do not receive certificates for their Plan shares unless requested. This protects against loss, theft or destruction of stock certificates and reduces the Company's administrative costs associated with the Plan. Participants may obtain certificates for some or all full Plan shares at any time by submitting a Plan Transaction Form to the Plan Administrator or contacting the Plan Administrator toll free at (800) 468-9716. Any remaining full and fractional shares continue to be credited to Participants' accounts. Certificates for fractional shares are not issued under any condition.



                             TELEPHONE TRANSACTIONS

         You may establish telephone privileges for your Plan account, enabling you to execute the following Plan orders by telephone:

         o Sell a portion or all of your Plan shares, if the current market value of the shares to be sold is $25,000 or less.

         o        Request a portion or all of your full Plan shares.

         o        Change the amount of your monthly Electronic Funds Transfer.

         o Change your reinvestment option. (Example: Change from full reinvestment to partial reinvestment)


         To establish telephone transaction privileges for your Plan account, complete the Plan Authorization Form or Plan Election Form or call the Plan Administrator at (800) 468-9716.



                                SHARE SAFEKEEPING


         At any time beginning with enrollment in the Plan, Participants may deposit with the Plan Administrator certificates representing shares of Stock, whether or not the shares were acquired under the Plan, at no cost to the Participants. To use this service, Participants must send their certificates to the Plan Administrator with a properly completed Plan Authorization Form or Plan Transaction Form. Shares represented by certificates deposited with the Plan Administrator are credited to Participants' accounts and thereafter are treated as if acquired under the Plan. Participants are responsible for maintaining their own records of the cost basis of certificate shares deposited with the Plan Administrator.


         The Company strongly recommends that Participants use registered mail to mail their certificates to the Plan Administrator, insuring the certificates for 2% of the current market value of the shares represented thereby. In any case, Participants bear the full risk of loss, regardless of the method used, in the event the certificates are lost.


      PARTICIPANTS SHOULD NOT ENDORSE THEIR CERTIFICATES PRIOR TO MAILING.

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                           SHARE TRANSFERS WITHIN PLAN

         Plan shares may also be transferred to a Plan account of another person subject to compliance with any applicable laws. To do this, you must complete a stock assignment form and return the completed stock assignment form to the Plan Administrator. The signature of the transferring Participant on the stock assignment form must be Medallion guaranteed by an eligible financial institution. Stock assignment forms may be obtained from the Plan Administrator. If the person to whom the shares are transferred is not a Participant in the Plan, the Plan Administrator will automatically open an account for the person and enroll him or her in the Plan. You may not pledge or grant a security interest in Plan shares or transfer Plan shares outside of the Plan unless the Plan Administrator has issued certificates representing the shares.


                                 SALE OF SHARES

         You may sell some or all of your Plan shares by submitting the appropriate information on the Plan Transaction Form or by submitting a written request to the Plan Administrator. If the current market value of the shares requested to be sold is $25,000 or less, and you have previously authorized telephone transactions, you may sell Plan shares by contacting the Plan Administrator toll free at (800) 468-9716. If the shares are sold to the Company, the proceeds received by you will be based on the average of the high and low price, carried out to four decimal places, of the Non-Voting Stock (as reported by the NYSE), less service fees and applicable transfer taxes. If the shares are sold on the open market, the proceeds received by you will be based on the weighted average price of Non-Voting Stock at which the shares were sold less brokerage commissions, service fees and applicable transfer taxes. The Plan Administrator may match or offset Participants' sales orders against one or more purchase orders of other Participants in the Plan. If not offset, the Plan Administrator executes the order on behalf of the Participant on the open market or in negotiated transactions. After settlement of the sale, the Plan Administrator will send you a check for the net proceeds of the sale.

         SELLING PARTICIPANTS SHOULD BE AWARE THAT THE SHARE PRICE OF THE STOCK MIGHT FALL OR RISE DURING THE PERIOD BETWEEN A REQUEST FOR SALE, ITS RECEIPT BY THE PLAN ADMINISTRATOR, AND THE ULTIMATE SALE ON THE OPEN MARKET. YOU SHOULD EVALUATE THESE POSSIBILITIES WHILE DECIDING WHETHER AND WHEN TO SELL ANY SHARES THROUGH THE PLAN. THE PRICE RISK WILL BE BORNE SOLELY BY YOU.



                                   TERMINATION

         You may terminate your participation in the Plan by submitting the appropriate information on the Plan Transaction Form or by submitting a written request to the Plan Administrator. If the current market value of your Plan account is $25,000 or less, and you have previously authorized telephone transactions, you may terminate your participation in the Plan by contacting the Plan Administrator toll free at (800) 468-9716. The Plan Administrator must receive termination requests at least three business days prior to the record date for dividends to be effective as to the next cash dividend. Any such notice received after a dividend record date shall not be effective until dividends paid for such record date have been credited to your account. In addition, termination requests of Participants making optional cash investments by electronic funds transfer must be received by the Plan Administrator at least 15 business days prior to the scheduled investment date to ensure that the request is effective as to the next optional cash investment.

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         Upon termination of your participation in the Plan, unless you have requested that some or all Plan shares be sold, the Plan Administrator will send you the number of full shares in your Plan account and a check in the amount of the market value of any fractional share. If you so request, the Plan Administrator will sell some or all Plan shares on your behalf. If the shares are sold to the Company, the proceeds received by you will be based on the average of the high and low price, carried out to four decimal places, of the Non-Voting Stock (as reported by the NYSE) on the termination date or if the NYSE is closed on the termination date, on the next business day the NYSE is open, less service fees and applicable transfer taxes. If the shares are sold on the open market, the proceeds received by you will be based on the weighted average price of Non-Voting Stock at which the shares were sold less brokerage commissions, service fees and applicable transfer taxes. The Plan Administrator may match or offset Participants' sales orders against one or more purchase orders of other Participants in the Plan. If not offset, the Plan Administrator executes the order on behalf of the Participant on the open market or in negotiated transactions. After settlement of the sale, the Plan Administrator will send you a check in the amount of the net proceeds of the sale (plus the market value of any fractional Plan share) and any full Plan shares not sold.

         After termination, you may re-enroll in the Plan by submitting a new Plan Authorization Form and complying with all other enrollment procedures (see "Enrollment and Participation" above). In order to minimize unnecessary Plan administrative costs and to encourage use of the Plan as a long-term investment vehicle, the Company reserves the right to deny participation in the Plan to a previous Participant who the Company or the Plan Administrator believes has been excessive in the frequency of Plan enrollment and termination.


                                OTHER INFORMATION

         STOCK DIVIDENDS AND STOCK SPLITS -- Any shares distributed to you pursuant to a stock dividend or stock split on shares registered in your name or credited to your account under the Plan will be added to your Plan account and not mailed or delivered directly to you. You may however, request the Plan Administrator to issue certificates for such stock dividends or split shares once they are added to your Plan account (see "Share Certificates" above). If you send a notice of termination or a sales request to the Plan Administrator between the record date and the payable date for a stock distribution, the request will not be processed until the stock distribution is credited to your account.

         DIVIDEND AND VOTING RIGHTS -- Dividend and voting rights of shares purchased under the Plan commence upon settlement of the transaction, which normally is three business days after purchase. Shares of Stock purchased on or within two business days prior to a dividend record date are considered "ex-dividend" and therefore not entitled to payment of that dividend.

         VOTING OF PLAN SHARES -- A proxy card will be mailed to you representing the shares of Voting Stock held in your Plan account combined with any other shares of Voting Stock that you may own of record.

         CONVERSION OF VOTING STOCK -- Owners of Voting Stock may exchange their shares for Non-Voting Stock on a share-for-share basis at any time.

         LIMITATION OF LIABILITY -- In administering the Plan, the Plan Administrator is not liable for any good faith act or omission to act, including but not limited to any claim of liability (a) arising out of the failure to terminate a Participant's account upon such Participant's death prior to receipt of notice in writing of such death, (b) with respect to the prices or times at which shares are purchased or sold, or (c) as to the value of the shares acquired for Participants. The Company reserves the right to interpret and regulate the Plan as deemed necessary or advisable in connection with the Plan's operations.

         MODIFICATION OR TERMINATION OF THE PLAN -- The Company may suspend, modify or terminate the Plan at any time in whole or in part or with respect to Participants in certain jurisdictions. Notice of such suspension, modification or termination will be sent to all affected Participants. No such event will affect any shares then credited to a Participant's account. Upon any whole or partial termination of the Plan by the Company, each affected Participant will receive all full Plan shares and a check in the amount of the market value of any fractional Plan share. The market value will be based on the average of the high and low price of Non-Voting Stock as reported by the NYSE on the termination date or if the NYSE is closed on the termination date, on the next business day the NYSE is open.

         DENIAL OR TERMINATION OF THE PLAN -- At the Company's direction, the Plan Administrator may terminate your participation in the Plan if you do not own at least one full share in your name or held through the Plan. The Company also reserves the right to deny, modify, suspend or terminate participation in the Plan by otherwise eligible persons to the extent it is deemed advisable or necessary in its discretion to comply with applicable laws or to eliminate practices that are not consistent with the purposes of the Plan. If your participation in the Plan is terminated, you will receive all full Plan shares and a check in the amount of the market value of Non-Voting Stock for any fractional Plan share. The market value will be based on the average of the high and low price of Non-Voting Stock as reported by the NYSE on the termination date or if the NYSE is closed on the termination date, on the next business day the NYSE is open.


                         FEDERAL INCOME TAX INFORMATION


         THE INFORMATION SET FORTH BELOW SUMMARIZES CERTAIN FEDERAL INCOME TAX CONSEQUENCES OF PARTICIPATION IN THE PLAN. THIS SUMMARY APPLIES TO UNITED STATES TAXPAYERS ONLY, EXCEPT WHERE OTHERWISE STATED. THE INFORMATION IS NOT INTENDED TO BE A COMPLETE DESCRIPTION OF ALL SUCH CONSEQUENCES, NOR IS IT INTENDED TO BE A DESCRIPTION OF ANY KIND OF THE STATE, LOCAL OR FOREIGN TAX CONSEQUENCES OF PARTICIPATION IN THE PLAN. FUTURE LEGISLATION, IRS RULINGS AND REGULATIONS AND/OR COURT DECISIONS AND YOUR PARTICULAR CIRCUMSTANCES MAY AFFECT THE DESCRIPTION OF FEDERAL INCOME TAX CONSEQUENCES. FOR THAT REASON, PARTICIPANTS SHOULD CONSULT THEIR OWN TAX ADVISORS WITH RESPECT TO THE FEDERAL INCOME TAX CONSEQUENCES, AS WELL AS THE STATE, LOCAL AND FOREIGN INCOME TAX CONSEQUENCES, OF PARTICIPATION IN THE PLAN.


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

                         FEDERAL INCOME TAX CONSEQUENCES

         DIVIDEND INCOME -- Reinvested dividends are generally treated for federal income tax purposes in the same manner as if you had received the dividends in cash on the applicable dividend payment date.

         COST BASIS OF SHARES -- For federal income tax purposes, the cost basis of shares purchased with reinvested dividends or optional cash investments is the purchase price of the shares plus any brokerage commissions paid by you in connection with purchases of Stock for your account.

         GAINS AND LOSSES FROM THE SALE OF SHARES -- You will not realize any taxable income from the issuance of certificates representing Plan shares. You may realize a gain or loss, however, at the time the shares are sold by the Plan Administrator or by you after withdrawal of the shares from the Plan. The amount of gain or loss realized, if any, is based on the difference between the amount you receive for the shares, reduced by the expenses of sale, including brokerage commissions and service fees charged for the sale of shares, and your cost basis of the shares. In general, any gain or loss will be capital gain or loss. The capital gain or capital loss will be long-term capital gain or loss if you have held the shares for more than one year. Your holding period will include any period during which the shares were held by the Plan in your name. You should consult your tax advisor as to the consequences of a sale of shares in view of your particular circumstances.

         IRS REPORTS -- The Plan Administrator reports dividend income to Participants and the Internal Revenue Service ("IRS") on Form 1099-DIV and Form 1042. The Plan Administrator reports the proceeds from the sale of Plan shares to the selling Participants and the IRS on Form 1099-B and Form 1042S.




                        DIVIDENDS SUBJECT TO WITHHOLDING

         Your dividends are subject to federal withholding if you fail to provide a taxpayer identification number to the Plan Administrator. If you are a resident of a foreign country, your dividends will also be subject to federal withholding. In any case in which federal income taxes are required to be withheld, the Plan Administrator reinvests an amount equal to the dividends less the amount of tax withheld. For IRS reporting purposes, the amount of the tax withheld is included in the dividend income.




                                 USE OF PROCEEDS

         If purchases of Stock are made directly from the Company, the Company intends to use the net proceeds for working capital, for retirement of debt, and for other general corporate purposes. At present, it is expected that generally all Plan purchases and sales will be effected through open market transactions.




                                  GOVERNING LAW

         The laws of the State of Maryland govern the terms and conditions of the Plan and its operation.

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

                                  LEGAL OPINION


         Matters with respect to the legality of the Stock of the Company being offered hereby have been passed upon for the Company by Hogan & Hartson, L.L.P., Columbia Square, 555 Thirteenth Street, N.W., Washington, D.C. 20004-1109




                                     EXPERTS


         The consolidated financial statements and schedules of the Company included or incorporated by reference in the Company's Annual Report (Form 10-K) for the fiscal year ended November 30, 2000, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given upon the authority of said firm as experts in accounting and auditing.




                              AVAILABLE INFORMATION


         The Company is subject to the informational requirements of the Securities Exchange Act of 1934 (the "Exchange Act") and, in accordance therewith, files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). The Company's annual proxy statements so filed contain, among other things, certain information concerning directors and officers, including their compensation, the number of shares of Voting Stock and Non-Voting Stock owned by the directors, and owners of 5% or more of any class of such securities, and any material interests of such persons in certain transactions. Such reports, proxy statements and other information filed by the Company with the Commission can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington D.C. 20549, as well as at the Regional Office of the Commission at Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such material can be obtained at prescribed rates from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549. The Commission maintains a Web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission. The address of the site is http://www.sec.gov.


         The Stock is listed on the NYSE. Reports, proxy statements, information statements and other information can be inspected at the offices of the NYSE at 20 Broad Street, New York City, New York 10005.


         The Company will provide without charge to each person to whom a copy of this Prospectus is delivered, upon the request of any such person, a copy of any or all of the documents incorporated herein by reference (other than exhibits to such documents, unless such exhibits are specifically incorporated by reference in such documents). Requests for such copies should be directed to Investor Services, 18 Loveton Circle, Sparks, Maryland 21152 Telephone: (410) 771-7537; or (800) 424-5855; Website: http://www.mccormick.com.


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

                       DOCUMENTS INCORPORATED BY REFERENCE

         The documents listed below, filed by the Company with the Securities and Exchange Commission pursuant to Sections 13 and 15(d) of the Securities Exchange Act of 1934, contain the most recently published corporate and financial data regarding the Company and are incorporated by reference in this
Prospectus:

         (a) Annual Report of the Company for the fiscal year ended November 30, 2000, filed on Form 10K.

         (b) Amended Annual Report of the Company for the fiscal year ended November 30, 2000, filed on Form 10-K/A on January 21, 2001.

         (c) The Company's Quarterly Report on Form 10-Q for the quarterly period ended August 31, 2001.

         All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 13(d), 14, and 15(d) of the Securities Exchange Act of 1934, prior to the termination of the offering described herein, shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof and thereof from the date of filing of such documents.

         Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained in this Prospectus or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

         For a complete description of the Stock of the Company, reference is made to (a) the Company's Form 10 Registration Statement dated April 29, 1965, as amended by Form 8 dated August 15, 1988, and (b) the Company's Charter, as amended, which Charter and Amendment thereto are, respectively, exhibits to the Company's Registration Form S-8, Registration No. 33-39582, and Registration Form S-8, Registration No. 33-59842, both as filed with the Securities and Exchange Commission on March 25, 1991 and March 19, 1993, respectively.

NO PERSON IS AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS, AND IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY SECURITIES OTHER THAN THE SECURITIES OFFERED BY THIS PROSPECTUS OR AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY SUCH SECURITIES IN ANY JURISDICTION OR TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION IN SUCH JURISDICTION. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF, OR THAT THE INFORMATION HEREIN CONTAINED OR INCORPORATED BY REFERENCE IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE HEREOF.


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